Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS APPOINTS TWO NEW DIRECTORS TO ITS BOARD AFTER THE
PLANNED RETIREMENT OF EXISTING BOARD MEMBERS

Columbus, Ohio - July 2, 2018 - Big Lots, Inc. (NYSE: BIG) today announced the appointment of two new Directors to its Board of Directors after the retirement of two long standing, valued Board members. Christopher McCormick and Sebastian DiGrande joined the Board effective June 30, 2018, filling the seats vacated by Philip Mallott and Russell Solt who have retired from the Board.

Commenting on the announcement, James R. Chambers, non-executive Chairman of the Board of Big Lots stated, “I would like to thank Phil and Russell for their leadership, support of our strategy, and many years of dedicated service. Phil has been a member of the Board since 2003 serving as non-executive Chairman from 2013 to 2017 and Audit Committee Chairman for 15 years. Russell also joined the Board in 2003 during which time he was instrumental in broadening our use of performance-based metrics in equity compensation plans.”

Mr. Chambers continued, “On behalf of the entire Board, we are excited to welcome Chris and Sebastian to the Big Lots family. Each of these highly experienced leaders bring new perspectives surrounding the evolving retail landscape and how to attract and retain loyal customers. We are confident their insights and collaborative styles will mesh well with our highly diverse Board and our experienced, engaged leadership team.”

Mr. McCormick is the former President and Chief Executive Officer of L.L. Bean. He joined the Company in 1983 and held a number of leadership positions in Advertising and Marketing, prior to his tenure as President and Chief Executive Officer from 2001 until March 2016. Mr. McCormick has been a member of the Board of Directors of Sun Life Financial since May 2017 and a member of the Board of Directors of Levi Strauss & Co. since April 2016. Mr. McCormick is a graduate of Fairfield University and completed Harvard Business School’s Advanced Management Program.

Mr. DiGrande is the Executive Vice President of Strategy and Chief Customer Officer for Gap Inc where he leads the Company’s strategy, consumer and market insights, customer data and analytics, digital and customer marketing, payments, loyalty, and franchise teams. Mr. DiGrande joined Gap Inc. in May 2016 after a 20 year career at The Boston Consulting Group where he was a Senior Partner and Managing Director. He was also a leader in BCG’s Technology, Marketing and Digital Innovation efforts. Mr. DiGrande received an M.B.A. from the Wharton School at the University of Pennsylvania, and a B.S. in Electrical Engineering from the Georgia Institute of Technology.

Investor Relations Department
4900 E. Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
Email: aschmidt@biglots.com

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,415 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 E. Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
Email: aschmidt@biglots.com